Exhibit 99.1

PRESS RELEASE

Valvoline Reports Second-Quarter Results, Raises Fiscal 2021 Guidance
•Reported net income of $68 million grew 8% and earnings per diluted share (EPS) of $0.37 grew 12%
•Adjusted EPS of $0.46 grew 18% and adjusted EBITDA of $152 million grew 13%
•Excluding unfavorable, non-cash changes in variable compensation and LIFO inventory totaling $30 million, adjusted EBITDA grew 38% and adjusted EPS grew 49%
•Sales grew 21% to $701 million driven by International and Quick Lubes; Quick Lubes' system-wide same-store sales (SSS) grew 20.2%
•Quick Lubes represented 52% of total company adjusted EBITDA for the quarter
•Returned $65 million of cash to shareholders via dividends and share repurchases
•Raises full-year guidance for adjusted EBITDA to $590 million to $610 million and adjusted EPS to $1.72 to $1.82

LEXINGTON, Ky., April 28, 2021 – Valvoline Inc. (NYSE: VVV), a leading supplier of premium branded lubricants and automotive services, today reported financial results for its second fiscal quarter ended March 31, 2021. All comparisons in this press release are made to the same prior-year period unless otherwise noted.

“We continue to see healthy demand and loyalty to our brand from consumers and customers," said Sam Mitchell, CEO. "Quick Lubes had record 20% system-wide same-store sales growth and improved margins for the quarter, and International saw robust volume, top-line and earnings growth. Core North America generated top-line growth and continued to provide significant operating cash flow. This strong cash generation is a key component of our strategic transformation to a more service-driven company by funding our growth initiatives in Quick Lubes and International.

“Based on our strong results and confidence in the business, we are increasing our outlook for the year to $590 million to $610 million in adjusted EBITDA.”

Second-Quarter Results

Reported second-quarter 2021 net income and EPS were $68 million and $0.37, respectively. These results included $15 million ($0.09 per diluted share) of after-tax expense primarily related to debt extinguishment costs of $27 million and were partially offset by pension and other post-employment benefit (OPEB) income of $10 million as well as a business interruption insurance recovery of $2 million. Reported second-quarter 2020 net income and EPS were $63 million and $0.33, respectively. These results included after-tax expense of $11 million ($0.06 per diluted share) primarily related to debt redemption costs of $14 million and pension and OPEB income of $7 million as well as other expenses totaling $4 million.

Second-quarter 2021 adjusted net income and adjusted EPS were $83 million and $0.46, respectively, compared to adjusted net income of $74 million and adjusted EPS of $0.39 in the prior-year period. Adjusted EBITDA in the quarter was $152 million, a 13% increase compared to the prior-year period. (See Tables 7 and 8 for reconciliations of adjusted earnings.)

The prior-year period included a reduction to variable compensation expense due to lower earnings expectations at the onset of the COVID-19 pandemic, resulting in a $21 million unfavorable impact year-over-year. Current-period earnings also included a last-in-first-out (LIFO) inventory accounting charge of $5 million versus a LIFO credit of $4 million in the prior-year period. Excluding these unfavorable impacts, adjusted EBITDA in the quarter increased 38%.

Operating Segment Results
Quick Lubes
•Total sales growth of 34% to $285 million; SSS grew 20.2% system-wide, 19.8% for company-operated stores and 20.4% for franchised stores
•Operating income increased $23 million or 58% to $63 million; adjusted EBITDA increased $29 million or 58% to $79 million
•Quick Lubes ended the quarter with 1,548 total company-operated and franchised stores, a net increase of 129 new stores or 9% versus the prior year
The Quick Lubes segment continued its momentum with strong top- and bottom-line growth. For the quarter, sales grew 34% and adjusted EBITDA was up 58%. System-wide SSS grew 20.2% versus the prior-year period with strong contribution from franchised and company-operated stores and a balance between transaction and average ticket increases. This led to normalized SSS growth of more than 10% (based on average two-year growth).

Year-over-year growth in profitability in the quarter was driven by record SSS performance, the addition of 129 net new stores, a unit increase of 9%, and improved margins in line with the Company's long-term growth strategy. Gross margin expansion of 320 basis points was due primarily to improved premium mix and customer traffic versus the prior-year period.

Core North America
•Sales increased 2% to $242 million
•Operating income decreased $9 million or 19% to $38 million; adjusted EBITDA decreased $9 million or 18% to $42 million
•Excluding a $7 million unfavorable, non-cash year-over-year LIFO inventory impact, adjusted EBITDA declined 4%

Volume growth of 7% was balanced across both the retail and installer channels, with the retail channel continuing to benefit from solid promotional performance and effective marketing. Demand in the installer channel continues to recover from the impacts of COVID-19.

The decline in segment profitability was primarily attributable to short-term price-cost lag due to rising raw material cost impacts – including an unfavorable, non-cash, year-over-year LIFO accounting impact of $7 million. As it has done historically, the Company is executing pricing increases which are expected to offset rising raw material costs.

International
•Sales increased 36% to $174 million; lubricant volume increased 28% to 17.6 million gallons
•Lubricant volume from unconsolidated joint ventures increased 53% to 13.2 million gallons
•Operating income increased $10 million or 56% to $28 million; adjusted EBITDA increased $12 million or 63% to $31 million
The International segment had another exceptional quarter with robust sales and profitability growth, including all regions contributing double-digit volume growth. The strong performance was led by the Asia-Pacific region, particularly China, which had a larger COVID-19 impact in the prior-year period compared to other markets.

Top-line growth and favorable foreign exchange impacts as well as an increased contribution from unconsolidated joint ventures contributed to the significant growth in profitability.

Balance Sheet and Cash Flow
•Total debt of approximately $1.7 billion and net debt of approximately $1.5 billion
•Year-to-date cash flow from operations of $190 million; discretionary cash flow (cash flow from operations less maintenance capital) of $175 million; free cash flow of $116 million
•Repurchased $42 million or 1.7 million shares of common stock, leaving 181 million shares outstanding as of March 31, 2021

Outlook

The guidance provided in this press release is based on current expectations, including those surrounding the ongoing COVID-19 pandemic.

“Our performance in the first half of the year has been outstanding," Mitchell said. “We are seeing continued strong momentum as we have remained focused on executing our superior in-store experience and staying connected to our customers. With Quick Lubes already representing half of our adjusted EBITDA this quarter, we are accelerating our shift to a more service-centric business."

Mitchell continued, “I have never been more optimistic about our future than I am today. We remain focused on our strategy, driving faster growth, higher margins and stronger returns as our retail services business continues to perform at a high level.

Based on our strong performance throughout the first half of the year, we are raising our fiscal 2021 guidance for adjusted EBITDA, along with our outlook for overall sales growth, same-store sales growth, adjusted EPS and free cash flow. We expect Quick Lubes to generate more than half of our adjusted EBITDA for the balance of the year and expect that this strong performance will offset any near-term margin pressure from rising raw material costs further highlighting the benefits of our multiple routes to market."

Information regarding the Company's outlook for fiscal 2021 is provided in the table below:

	Updated Outlook	Prior Outlook
Operating Segments
Sales growth	23 - 25%	14 - 16%
New Quick Lube store additions (includes company-operated, franchise and acquisitions)	no change	140 - 160
Quick Lubes system-wide same-store sales growth	18 - 20%	12 - 14%
Normalized[1] same-store sales growth	9 - 11%	6 - 8%
Adjusted EBITDA	$590 - $610 million	$560 - $580 million
Corporate Items
Adjusted effective tax rate	no change	25 - 26%
Adjusted EPS	$1.72 - $1.82	$1.57 - $1.67
Capital expenditures	no change	$160 - $170 million
Free cash flow	$250 - $270 million	$200 - $220 million
[1] Same-store sales growth excluding estimated COVID-19 impacts in March - May 2020 period; based on average two-year same-store sales growth between fiscal 2020 and 2021 outlook.

Valvoline’s outlook for adjusted EBITDA, adjusted EPS and the adjusted effective tax rate are non-GAAP financial measures that exclude or will otherwise be adjusted for items impacting comparability. Valvoline is unable to reconcile these forward-looking non-GAAP financial measures to GAAP net income and EPS for fiscal 2021 without unreasonable efforts, as the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP net income and EPS in fiscal 2021 but would not impact non-GAAP adjusted results.

Conference Call Webcast
Valvoline will host a live audio webcast of its fiscal second quarter 2021 conference call at 9 a.m. ET on Thursday, April 29, 2021. The webcast and supporting materials will be accessible through Valvoline’s website at http://investors.valvoline.com. Following the live event, an archived version of the webcast and supporting materials will be available.

Basis of Presentation
Certain prior year amounts have been reclassified to conform to current year presentation. In addition, the Company adopted the current expected credit losses accounting standard, effective at the beginning of fiscal 2021 using the required modified retrospective approach. Under this approach, financial information related to periods prior to adoption were not adjusted and are presented as originally reported under the previous accounting guidance. The effects of adopting the new current expected credit losses standard were recognized as an adjustment that increased opening retained deficit by approximately $2 million. The Company expects the ongoing impacts will not be material to the consolidated financial statements.

Key Business Measures
Valvoline tracks its operating performance and manages its business using certain key measures, including system-wide, company-operated and franchised store counts and same-store sales; Express Care store counts; lubricant volumes sold by unconsolidated joint ventures and total lubricant volumes sold; and percentage of premium lubricants sold. Management believes these measures are useful to evaluating and understanding Valvoline’s operating performance and should be considered as supplements to, not substitutes for, Valvoline's sales and operating income, as determined in accordance with U.S. GAAP.

Sales in the Quick Lubes reportable segment are influenced by the number of service center stores and the business performance of those stores. Stores are considered open upon acquisition or opening for business. Temporary store closings remain in the respective store counts with only permanent store closures reflected in the activity and end of period store counts. SSS is defined as sales by U.S. Quick Lubes service center stores (company-operated, franchised and the combination of these for system-wide SSS), with new stores, including franchised conversions, excluded from the metric until the completion of their first full fiscal year in operation as this period is generally required for new store sales levels to begin to normalize. Quick Lubes sales are limited to sales at company-operated stores, sales of lubricants and other products to independent franchisees and Express Care operators and royalties and other fees from franchised stores. Although Valvoline does not recognize store-level sales from franchised or Express Care stores as sales in its Statements of Consolidated Income, management believes system-wide and franchised SSS comparisons and store counts, in addition to Express Care store counts, are useful to assess the operating performance of the Quick Lubes reportable segment and the operating performance of an average Quick Lubes store.

Lubricant volumes sold by unconsolidated joint ventures are used to measure the operating performance of the International operating segment. Valvoline does not record lubricant sales from unconsolidated joint ventures as International reportable segment revenue. International sales are limited to sales by Valvoline's consolidated affiliates. Although Valvoline does not record sales by unconsolidated joint ventures as sales in its Statements of Consolidated Income, management believes lubricant volumes including and sold by unconsolidated joint ventures is useful to assess the operating performance of its investments in joint ventures.

Management also evaluates lubricant volumes sold in gallons for each of its reportable segments and premium lubricant percentage, defined as premium lubricant gallons sold as a percentage of U.S. branded segment lubricant volumes for the Quick Lubes and Core North America segments and as a percentage of total segment lubricant volume for the International segment. Premium lubricant products generally provide a higher contribution to segment profitability and the percentage of premium volumes is useful to evaluating and understanding Valvoline’s operating performance.

Use of Non-GAAP Measures
To aid in the understanding of Valvoline’s ongoing business performance, certain items within this press release are presented on an adjusted basis. These non-GAAP measures, presented on both a consolidated and operating segment basis, are not defined within U.S. GAAP and do not purport to be alternatives to net or operating income/loss, earnings/loss per share or cash flows from operating activities as a measure of operating performance or cash flows. For a reconciliation of non-GAAP measures, refer to Tables 4, 7, 8 and 9 of this press release.

The following are the non-GAAP measures management has included and how management defines them:
•EBITDA, which management defines as net income/loss, plus income tax expense/benefit, net interest and other financing expenses, and depreciation and amortization;
•Adjusted EBITDA, which management defines as EBITDA adjusted for certain non-operational items, including net pension and other postretirement plan expense/income; impairment of equity investment; and other items (which can include activity related to the separation from Ashland, impact of significant acquisitions or divestitures, restructuring costs, or other non-operational income/costs not directly attributable to the underlying business);
•Adjusted operating income, which management defines as operating income adjusted for certain key items impacting comparability as noted in the definition of Adjusted EBITDA above;
•Free cash flow, which management defines as operating cash flows less capital expenditures and certain other adjustments, as applicable;
•Adjusted net income, which management defines as net income/loss adjusted for certain key items impacting comparability as noted in the definition of Adjusted EBITDA above, as well as the estimated net impact of the enactment of tax reform legislation and debt extinguishment and modification costs that are not reflective of the Company’s ongoing operational performance or liquidity; and
•Adjusted EPS, which management defines as earnings per diluted share calculated using adjusted net income.
These measures are not prepared in accordance with U.S. GAAP and contain management’s best estimates of cost allocations and shared resource costs. Management believes the use of non-GAAP measures on a consolidated and operating segment basis assists investors in understanding the ongoing operating performance of Valvoline’s business by presenting comparable financial results between periods. The non-GAAP information provided is used by Valvoline’s management and may not be comparable to similar measures disclosed by other companies, because of differing methods used by other companies in calculating EBITDA, Adjusted EBITDA, free cash flow, Adjusted net and operating income, and Adjusted EPS. These non-GAAP measures provide a supplemental presentation of Valvoline’s operating performance.

Due to depreciable assets associated with the nature of the Company’s operations and interest costs related to Valvoline’s capital structure, management believes EBITDA is an important supplemental measure to evaluate the Company’s operating results between periods on a comparable basis.

Adjusted EBITDA, Adjusted net and operating income, and Adjusted EPS generally include adjustments for unusual, non-operational or restructuring-related activities, which impact the comparability of results between periods. Management believes these non-GAAP measures provide investors with a meaningful supplemental presentation of Valvoline’s operating performance. These measures include adjustments for net pension and other postretirement plan expense/income, which includes several elements impacted by changes in plan assets and obligations that are primarily driven by changes in the debt and equity markets, as well as those that are predominantly legacy in nature and related to prior service to the Company from employees (e.g., retirees, former employees, current employees with frozen benefits). These elements include (i) interest cost, (ii) expected return on plan assets, (iii) actuarial gains/losses, and (iv) amortization of prior service cost/credit. Significant factors that can contribute to changes in these elements include changes in discount rates used to remeasure pension and other postretirement obligations on an annual basis or upon a qualifying remeasurement, differences between actual and expected returns on plan assets, and other changes in actuarial assumptions, such as the life expectancy of plan participants. Accordingly, management considers that these elements are more reflective of changes in current conditions in global financial markets (in particular, interest rates) and are outside the operational performance of the business and are also primarily legacy amounts that are not directly related to the underlying business and do not have an immediate, corresponding impact on the compensation and benefits provided to eligible employees for current service. These measures include pension and other postretirement service costs related to current employee service as well as the costs of other benefits provided to employees for current service.

Management uses free cash flow as an additional non-GAAP metric of cash flow generation. By including capital expenditures and certain other adjustments, as applicable, management is able to provide an indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Unlike cash flow from operating activities, free cash flow includes the impact of capital expenditures, providing a supplemental view of cash generation. Free cash flow has certain limitations, including that it does not reflect adjustments for certain non-discretionary cash flows, such as mandatory debt repayments. The amount of mandatory versus discretionary expenditures can vary significantly between periods.

Valvoline’s results of operations are presented based on Valvoline’s management structure and internal accounting practices. The structure and practices are specific to Valvoline; therefore, Valvoline’s financial results, EBITDA, Adjusted EBITDA, free cash flow, Adjusted net and operating income and Adjusted EPS are not necessarily comparable with similar information for other comparable companies. EBITDA, Adjusted EBITDA, free cash flow, Adjusted net and operating income and Adjusted EPS each have limitations as analytical tools and should not be considered in isolation from, or as an alternative to, or more meaningful than, net and operating income and cash flows from operating activities as determined in accordance with U.S. GAAP. Because of these limitations, one should rely primarily on net and operating income and cash flows provided from operating activities as determined in accordance with U.S. GAAP and use EBITDA, Adjusted EBITDA, free cash flow, Adjusted net and operating income and Adjusted EPS only as supplements. In evaluating EBITDA, Adjusted EBITDA, free cash flow, Adjusted net and operating income and Adjusted EPS, one should be aware that in the future Valvoline may incur expenses/income similar to those for which adjustments are made in calculating EBITDA, Adjusted EBITDA, free cash flow, Adjusted net and operating income and Adjusted EPS. Valvoline’s presentation of EBITDA, Adjusted EBITDA, free cash flow, Adjusted net and operating income and Adjusted EPS should not be construed as a basis to infer that Valvoline’s future results will be unaffected by unusual or nonrecurring items.

About ValvolineTM

Valvoline Inc. (NYSE: VVV) is a leading worldwide marketer and supplier of premium branded lubricants and automotive services, with sales in more than 140 countries. Established in 1866, the Company’s heritage spans more than 150 years, during which time it has developed powerful brand recognition across multiple product and service channels. Valvoline ranks as the No. 3 passenger car motor oil brand in the DIY market by volume. It operates and franchises more than 1,500 quick-lube locations, and it is the No. 2 chain by number of stores in the United States under the Valvoline Instant Oil ChangeSM brand and the No. 3 chain by number of stores in Canada under the Valvoline Great Canadian Oil Change brand. It also markets Valvoline lubricants and automotive chemicals, including Valvoline EV Performance Fluids; Valvoline Hybrid Vehicle Full Synthetic motor oil; Valvoline High Mileage with MaxLife technology motor oil for engines over 75,000 miles; Valvoline Advanced Full Synthetic motor oil; Valvoline Premium Blue™ heavy-duty motor oil; Valvoline Multi-Vehicle Automatic Transmission Fluid; and Zerex™ antifreeze. To learn more, visit www.valvoline.com.

Forward-Looking Statements
Certain statements in this press release, other than statements of historical fact, including estimates, projections and statements related to Valvoline’s business plans and operating results, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Valvoline has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “may,” “will,” “should” and “intends” and the negative of these words or other comparable terminology. These forward-looking statements are based on Valvoline’s current expectations, estimates, projections and assumptions as of the date such statements are made and are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. Additional information regarding these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and "Quantitative and Qualitative Disclosures about Market Risk" sections of Valvoline’s most recently filed periodic report on Form 10-K, which is available on Valvoline’s website at http://investors.valvoline.com/sec-filings or on the SEC’s website at http://sec.gov. Valvoline assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, unless required by law.

TM Trademark, Valvoline or its subsidiaries, registered in various countries
SM Service mark, Valvoline or its subsidiaries, registered in various countries

FOR FURTHER INFORMATION
Sean T. Cornett
Sr. Director, Investor Relations
+1 (859) 357-2798
scornett@valvoline.com

Michele Gaither Sparks
Sr. Director, Corporate Communications
+1 (859) 230-8079
michele.sparks@valvoline.com

Valvoline Inc. and Consolidated Subsidiaries				Table 1
STATEMENTS OF CONSOLIDATED INCOME
(In millions, except per share amounts - preliminary and unaudited)

	Three months ended		Six months ended
	March 31		March 31
	2021	2020	2021	2020
Sales	$701	$578	$1,354	$1,185
Cost of sales	454	371	879	767
GROSS PROFIT	247	207	475	418
Selling, general and administrative expenses	129	96	246	213
Net legacy and separation-related expenses (income)	—	—	1	(1)
Equity and other income, net	(13)	(6)	(27)	(15)
OPERATING INCOME	131	117	255	221
Net pension and other postretirement plan income	(14)	(9)	(27)	(18)
Net interest and other financing expenses	55	38	75	54
INCOME BEFORE INCOME TAXES	90	88	207	185
Income tax expense	22	25	52	49
NET INCOME	$68	$63	$155	$136

NET EARNINGS PER SHARE
BASIC	$0.37	$0.33	$0.84	$0.72
DILUTED	$0.37	$0.33	$0.84	$0.72

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
BASIC	182	188	184	188
DILUTED	183	188	184	189

Valvoline Inc. and Consolidated Subsidiaries		Table 2
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions - preliminary and unaudited)
	March 31	September 30
	2021	2020
ASSETS
Current assets
Cash and cash equivalents	$247	$760
Receivables, net	448	433
Inventories, net	218	199
Prepaid expenses and other current assets	55	46
Total current assets	968	1,438

Noncurrent assets
Property, plant and equipment, net	741	613
Operating lease assets	299	261
Goodwill and intangibles, net	732	529
Equity method investments	45	44
Deferred income taxes	19	34
Other noncurrent assets	117	132
Total noncurrent assets	1,953	1,613

Total assets	$2,921	$3,051

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Current portion of long-term debt	$1	$—
Trade and other payables	180	189
Accrued expenses and other liabilities	267	255
Total current liabilities	448	444

Noncurrent liabilities
Long-term debt	1,719	1,962
Employee benefit obligations	286	317
Operating lease liabilities	265	231
Other noncurrent liabilities	259	173
Total noncurrent liabilities	2,529	2,683

Stockholders' deficit	(56)	(76)

Total liabilities and stockholders’ deficit	$2,921	$3,051

Valvoline Inc. and Consolidated Subsidiaries		Table 3
STATEMENTS OF CONSOLIDATED CASH FLOWS
(In millions - preliminary and unaudited)
	Six months ended
	March 31
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$155	$136
Adjustments to reconcile net income to cash flows from operating activities
Loss on extinguishment of debt	36	19
Depreciation and amortization	44	31
Pension contributions	(4)	(5)
Stock-based compensation expense	6	3
Other, net	2	2
Change in operating assets and liabilities	(49)	(32)
Total cash provided by operating activities	190	154

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(74)	(57)
Repayments on notes receivable	12	—
Acquisitions of businesses, net of cash acquired	(223)	(11)
Other investing activities, net	9	(3)
Total cash used in investing activities	(276)	(71)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings, net of issuance costs	546	1,132
Repayments on borrowings	(800)	(475)
Premium paid to extinguish debt	(26)	(15)
Repurchases of common stock	(100)	(60)
Cash dividends paid	(46)	(42)
Other financing activities	(5)	(3)
Total cash (used in) provided by financing activities	(431)	537
Effect of currency exchange rate changes on cash, cash equivalents, and restricted cash	4	(4)
(DECREASE) INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(513)	616
Cash, cash equivalents, and restricted cash - beginning of period	761	159
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH - END OF PERIOD	$248	$775

Valvoline Inc. and Consolidated Subsidiaries								Table 4
FINANCIAL INFORMATION BY OPERATING SEGMENT
(In millions - preliminary and unaudited)
	Three months ended March 31
	2021				2020
	Sales	Operating income	Depreciation and amortization	EBITDA	Sales	Operating income	Depreciation and amortization	EBITDA
Quick Lubes	$285	$63	$16	$79	$212	$40	$10	$50
Core North America	242	38	4	42	238	47	4	51
International	174	28	3	31	128	18	1	19
Total operating segments	701	129	23	152	578	105	15	120
Unallocated and other (a)		2		16		12		21
Total results	701	131	23	168	578	117	15	141
Key items:
Net pension and other postretirement plan income		—		(14)		—		(9)
Business interruption recovery		(2)		(2)		—		—
Acquisition and divestiture-related costs		—		—		2		2
Adjusted results	$701	$129	$23	$152	$578	$119	$15	$134

(a) Unallocated and other includes pension and other postretirement plan non-service income and remeasurement adjustments, net legacy and separation-related activity and certain other corporate matters not allocated to the operating segments.

							Table 4 (continued)

	Six month ended March 31
	2021				2020
	Sales	Operating income	Depreciation and amortization	EBITDA	Sales	Operating income	Depreciation and amortization	EBITDA
Quick Lubes	$539	$106	$31	$137	$430	$78	$20	$98
Core North America	477	85	8	93	486	93	8	101
International	338	62	5	67	269	38	3	41
Total operating segments	1,354	253	44	297	1,185	209	31	240
Unallocated and other (a)		2		29		12		30
Total results	1,354	255	44	326	1,185	221	31	270
Key items:
Net pension and other postretirement plan income		—		(27)		—		(18)
Net legacy and separation-related expenses (income)		1		1		(1)		(1)
Business interruption recovery		(3)		(3)		—		—
Acquisition and divestiture-related costs		—		—		2		2
Restructuring and related expenses		—		—		1		1
Adjusted results	$1,354	$253	$44	$297	$1,185	$223	$31	$254

(a) Unallocated and other includes pension and other postretirement plan non-service income and remeasurement adjustments, net legacy and separation-related activity and certain other corporate matters not allocated to the operating segments.

Valvoline Inc. and Consolidated Subsidiaries				Table 5
INFORMATION BY OPERATING SEGMENT
(In millions - preliminary and unaudited)

	Three months ended		Six months ended
	March 31		March 31
	2021	2020	2021	2020
QUICK LUBES
Lubricant sales (gallons)	8.1	7.1	15.8	14.4
Premium lubricants (percent of U.S. branded volumes)	70.6%	67.5%	70.0%	67.0%
Gross profit as a percent of sales (a)	39.8%	36.6%	37.6%	37.0%
Same-store sales growth - Company-operated (b)	19.8%	0.3%	12.8%	3.3%
Same-store sales growth - Franchised (b) (c)	20.4%	0.9%	13.1%	5.3%
Same-store sales growth - Combined (b) (c)	20.2%	0.6%	13.0%	4.5%
CORE NORTH AMERICA
Lubricant sales (gallons)	22.3	20.9	43.5	42.3
Premium lubricants (percent of U.S. branded volumes)	60.9%	57.7%	60.3%	56.8%
Gross profit as a percent of sales (a)	34.1%	37.2%	35.8%	36.7%
INTERNATIONAL
Lubricant sales (gallons) (d)	17.6	13.7	34.4	28.4
Lubricant sales (gallons), including unconsolidated joint ventures (e)	30.8	22.3	61.1	47.8
Premium lubricants (percent of lubricant volumes)	26.5%	27.7%	26.8%	26.7%
Gross profit as a percent of sales (a)	29.8%	30.2%	30.3%	29.4%

(a)	Gross profit as a percent of sales is defined as sales, less cost of sales, divided by sales.
(b)	Beginning in fiscal 2021, Valvoline determines same-store sales (SSS) growth as sales by U.S. Quick Lubes service center stores, with new stores, including franchised conversions, excluded from the metric until the completion of their first full fiscal year in operation. Previously, SSS growth was determined as sales by U.S. Quick Lubes service center stores, with stores new to the U.S. Quick Lubes system excluded from the metric until completion of their first full year in operation. Prior period measures have been revised to conform to the current basis of presentation.
(c)	Valvoline franchisees are distinct legal entities and Valvoline does not consolidate the results of operations of its franchisees.
(d)	Excludes volumes sold by unconsolidated joint ventures.
(e)	Valvoline unconsolidated joint ventures are distinct legal entities and Valvoline does not consolidate the results of operations of its unconsolidated joint ventures.

Valvoline Inc. and Consolidated Subsidiaries					Table 6
QUICK LUBES STORE INFORMATION
(Preliminary and unaudited)

	Company-operated
	Second Quarter 2021	First Quarter 2021	Fourth Quarter 2020	Third Quarter 2020	Second Quarter 2020

Beginning of period	663	584	548	536	524
Opened	6	10	22	5	7
Acquired	3	42	2	2	1
Net conversions between company-operated and franchised	1	27	12	5	4
End of period	673	663	584	548	536

	Franchised
	Second Quarter 2021	First Quarter 2021	Fourth Quarter 2020	Third Quarter 2020	Second Quarter 2020

Beginning of period	870	878	884	883	883
Opened	7	8	7	8	8
Acquired	—	12	—	—	—
Net conversions between company-operated and franchised	(1)	(27)	(12)	(5)	(4)
Closed	(1)	(1)	(1)	(2)	(4)
End of period (a)	875	870	878	884	883

Total stores	1,548	1,533	1,462	1,432	1,419

	Express Care
	Second Quarter 2021	First Quarter 2021	Fourth Quarter 2020	Third Quarter 2020	Second Quarter 2020

Number of locations at end of period (a)	290	295	296	304	301

(a) Included in the store counts at the end of the second, third and fourth quarters of fiscal 2020 were certain service center stores temporarily closed at the discretion of the respective independent operators due to the impacts of COVID-19. No service center stores were temporarily closed as of March 31, 2021 and December 31, 2020. As of September 30, 2020, 1 franchised service center store was temporarily closed, 5 franchised service center stores were temporarily closed as of June 30, 2020, and 26 franchised and 12 Express Care service center stores were temporarily closed as of March 31, 2020.

Valvoline Inc. and Consolidated Subsidiaries				Table 7
RECONCILIATION OF NON-GAAP DATA - NET INCOME AND DILUTED EARNINGS PER SHARE
(In millions, except per share amounts - preliminary and unaudited)

	Three months ended		Six months ended
	March 31		March 31
	2021	2020	2021	2020

Reported net income	$68	$63	$155	$136
Adjustments:
Net pension and other postretirement plan income	(14)	(9)	(27)	(18)
Net legacy and separation-related expenses (income)	—	—	1	(1)
Debt extinguishment and modification costs	36	19	36	19
Business interruption recovery	(2)	—	(3)	—
Acquisition and divestiture-related costs	—	2	—	2
Restructuring and related expenses	—	—	—	1
Total adjustments, pre-tax	20	12	7	3
Income tax expense of adjustments	(5)	(3)	(2)	(1)
Income tax adjustments (a)	—	2	—	2
Total adjustments, after tax	15	11	5	4
Adjusted net income	$83	$74	$160	$140

Reported diluted earnings per share	$0.37	$0.33	$0.84	$0.72
Adjusted diluted earnings per share	$0.46	$0.39	$0.87	$0.74

Weighted average diluted common shares outstanding	183	188	184	189

(a)	Income tax adjustments relate to the discrete impacts associated with tax legislation changes in India.

Valvoline Inc. and Consolidated Subsidiaries				Table 8
RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA
(In millions - preliminary and unaudited)
	Three months ended		Six months ended
	March 31		March 31
	2021	2020	2021	2020
Adjusted EBITDA - Valvoline
Net income	$68	$63	$155	$136
Add:
Income tax expense	22	25	52	49
Net interest and other financing expenses	55	38	75	54
Depreciation and amortization	23	15	44	31
EBITDA	168	141	326	270
Key items: (a)
Net pension and other postretirement plan income	(14)	(9)	(27)	(18)
Net legacy and separation-related expenses (income)	—	—	1	(1)
Business interruption recovery	(2)	—	(3)	—
Acquisition and divestiture-related costs	—	2	—	2
Restructuring and related expenses	—	—	—	1
Adjusted EBITDA	$152	$134	$297	$254

Adjusted EBITDA - Quick Lubes
Operating income	$63	$40	$106	$78
Key items: (a)
N/A	—	—	—	—
Adjusted operating income	63	40	106	78
Add:
Depreciation and amortization	16	10	31	20
Adjusted EBITDA	$79	$50	$137	$98

Adjusted EBITDA - Core North America
Operating income	$38	$47	$85	$93
Key items: (a)
N/A	—	—	—	—
Adjusted operating income	38	47	85	93
Add:
Depreciation and amortization	4	4	8	8
Adjusted EBITDA	$42	$51	$93	$101

			Table 8 (continued)

	Three months ended		Six months ended
	March 31		March 31
	2021	2020	2021	2020
Adjusted EBITDA - International
Operating income	$28	$18	$62	$38
Key items: (a)
N/A	—	—	—	—
Adjusted operating income	28	18	62	38
Add:
Depreciation and amortization	3	1	5	3
Adjusted EBITDA	$31	$19	$67	$41

Adjusted EBITDA - Unallocated and other
Operating income	$2	$12	$2	$12
Add:
Depreciation and amortization	—	—	—	—
Net pension and other postretirement plan income	14	9	27	18
EBITDA	16	21	29	30
Key items: (a)
Net pension and other postretirement plan income	(14)	(9)	(27)	(18)
Net legacy and separation-related expenses (income)	—	—	1	(1)
Business interruption recovery	(2)	—	(3)	—
Acquisition and divestiture-related costs	—	2	—	2
Restructuring and related expenses	—	—	—	1
Adjusted EBITDA	$—	$14	$—	$14

(a) Key items were recorded in Unallocated and other and none were recognized in the operating segment results. The table above reconciles Unallocated and other operating income and relevant other items reported below operating income to EBITDA and Adjusted EBITDA.

Valvoline Inc. and Consolidated Subsidiaries		Table 9
RECONCILIATION OF NON-GAAP DATA - FREE CASH FLOWS
(In millions - preliminary and unaudited)

	Six months ended
	March 31
Free cash flow (a)	2021	2020
Total cash flows provided by operating activities	$190	$154
Adjustments:
Additions to property, plant and equipment	(74)	(57)
Free cash flow	$116	$97

		Six months ended March 31
Discretionary free cash flow (b)		2021
Total cash flows provided by operating activities		$190
Adjustments:
Maintenance additions to property, plant and equipment		(15)
Discretionary free cash flow		$175

		Fiscal year
Free cash flow (a)		2021 Outlook
Total cash flows provided by operating activities		$420 - $430
Adjustments:
Additions to property, plant and equipment		(160 - 170)
Free cash flow		$250 - $270

(a)	Free cash flow is defined as cash flows from operating activities less capital expenditures and certain other adjustments as applicable.
(b)	Discretionary free cash flow is defined as cash flows from operating activities less maintenance capital expenditures. Maintenance capital expenditures are routine uses of cash that are necessary to maintain the Company's operations. Management believes discretionary free cash flow is a useful measure of the Company's operational business performance and should be used as a supplement, rather than an alternative to, the GAAP measure of cash flows from operating activities.